EXHIBIT 99.1

Teleflex Incorporated Third Quarter 2005 Earnings Conference Call

Forward Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Further historical information including unaudited proforma segment results to reflect discontinued operations is available at www.teleflex.com. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Corporate expenses, restructuring costs, gain on sale of businesses and assets, interest expense and taxes on income are excluded from the measure.

Jeff Black President and Chief Executive Officer

Overview Continued progress YTD: Strong results and solid execution Solid core revenue growth of 4% Q3 and YTD Expanding operating margins - operating profit net of corporate expenses up 34% in Q3 and 25% YTD Some areas of focus: Marine market slowed by hurricane season Automotive industry - end of "employee pricing", new platform launches Delays in product line moves at a Commercial site

Third Quarter Results Q3 2005: Diluted EPS from continuing operations excluding special charges and gain on sale of assets: $0.87 2005 YTD: Diluted EPS from continuing operations excluding special charges and gain on sale of assets: $2.67 Medical and Aerospace segments in line with expectations, Commercial Segment momentum slowed by market and integration factors

Third Quarter Results (cont'd) Continued strong cash flow: Balance sheet at pre-Hudson acquisition strength: Cash: $246 million Net debt to total capital: 26.7% 9 Mos. '05 9 Mos. '04 % Incr. Operating cash flow $231.8M $176.9M +31% Free cash flow $156.9M $114.3M +37%

Third Quarter Accomplishments Continued Medical Segment operating margins in 20% range Aerospace Segment executing well in a strong market - $20 million operating profit through Q3 Completed Automotive pedal systems divestiture 580,200 shares repurchased in stock buyback program

Portfolio Actions Exits and divestitures: 2Q '04: Techsonic, National Strand, Uniflex 3Q '04: IGT parts product line, auto parts product line 4Q '04: Medical product line 1Q '05: IGT services, Sermatech, industrial cables product line, medical product lines 3Q '05: Automotive pedal systems, medical product line 4Q '05: Medical product line Exits and divestitures represent approximately $360 million of annualized revenue Acquisitions: 3Q '04: HudsonRCI

Summary Good progress, some setbacks: Aerospace - trends positive, major turnaround from this time last year Medical - great results through nine months, integration activities continue Commercial - changes in end-market conditions, delay in restructuring move pressuring results in Q4 Strong financial results: Top line growth and margin expansion YTD 2005 Balance sheet returns to pre-Hudson strength Cash flow continues to accelerate Looking ahead: 2005 results at lower end of forecasted range Repatriation of $300 million under American Jobs Creation Act in Q4 Seeing opportunities on acquisition front

Martin Headley Executive Vice President and Chief Financial Officer

Three and Nine Month Summary of Continuing Operations

Summary Financial Performance

Q3 2005 Results Medical Segment Revenues down 3% 1% core growth: New product contribution from specialty devices and surgical Competitive pressure in urology market Operating profits: Up 28% Integration and consolidation/shared services initiatives continuing to drive operating results

Q3 2005 Results Commercial Segment Revenues up 1% 2% core growth: Impact of divestitures (1%) Marine market declines on decreased demand, fuel prices, hurricanes Operating profits: Shift in mix toward industrial markets continues to adversely impact margins Absorption issues created by delay in shift to Mexico manufacturing facility

Q3 2005 Results Aerospace Segment - Revenues up 14% 15% core growth: Repair products and services Cargo loading systems (both wide body and narrow body) Increased sales of precision- machined components for aircraft engines Operating profits: Solid execution across the board Elimination of loss-making businesses Volumes/fixed overhead absorption

Restructuring Charges

Restructuring Program Continues to Unlock Cash Flow... Amounts exclude the automotive pedals business, the Sermatech business, and two small medical businesses which are reported as discontinued operations. These discontinued operations have not historically been separately identified, consolidated, and audited as presented in this schedule. (Trailing 12 months, from continuing operations, $millions)

....While Teleflex Continues to Return Cash to Shareholders Stock Buyback Program: Announced 7/26/05 Shares repurchased during third quarter: 580,200 shares $39.3 million invested $100.7 million remains authorized (Trailing 12 months, $millions)

Strong Balance Sheet for Future Growth

Asset Velocity Asset velocity declined slightly in 3Q due to inventory build in conjunction with restructuring initiatives Note: Asset velocity is working capital (excluding cash, debt, and deferred taxes) as a percentage of annualized quarterly sales

Fourth Quarter Outlook Guidance: Low end of range for diluted earnings per share from continuing operations excluding special charges and gain on sale of $3.65 to $3.80 Increased guidance for diluted earnings per share from continuing operations including special charges and gain on sale to $3.30 to $3.40 Repatriation of $300 million under AJCA

Complete delayed product line moves planned for Q4 on schedule and eliminate duplicate costs Monitor marine industry downturn and control costs Continue solid execution in Aerospace Segment Continue to return capital to shareholders through stock buyback program Repatriate $300 million cash under American Jobs Creation Act Provide earnings guidance for 2006 (expected mid-December) Fourth Quarter Plan

Question and Answer Session

Appendix A - Reconciliation of Net Debt to Total Capital Calculation

Appendix B - Reconciliation of Trailing Twelve Month Cash Flow from Continuing Operations to Trailing Twelve Month Free Cash Flow Amounts exclude the automotive pedals business, the Sermatech business, and two small medical businesses which are reported as discontinued operations. These discontinued operations have not historically been separately identified, consolidated, and audited as presented in this schedule.